Exhibit 99.1

PETVIVO HOLDINGS, INC.

5251 Edina Industrial Blvd. Minneapolis, MN 55439 | (952) 405-6216 | www.petvivo.com

PRESS RELEASE:

Spencer Breithaupt Joins PetVivo Holdings, Inc. Board of Directors

MINNEAPOLIS, MN, US, April 14, 2023 — PetVivo Holdings, Inc. (NASDAQ: PETV & PETVW) (the “Company”) an emerging biomedical device company focused on the commercialization of innovative medical therapeutics for companion animals and animal athletes is pleased to announce that Spencer Breithaupt has joined the Company’s Board of Directors.

“We are thrilled to welcome Spencer to PetVivo’s Board of Directors” said John Lai, Chief Executive Officer of PetVivo Holdings, Inc. “Spencer brings a wealth of industry and business experience to our Company. We anticipate that his addition to the board will provide us with the knowledge and expertise that will guide our Company to attain the resources and industry relationships necessary for success.”

Mr. Breithaupt brings over 30 years of management and leadership experience in the animal health industry, most recently with MWI Animal Health, Amerisource Bergen where he held numerous positions on the executive leadership team. Mr. Breithaupt did account segmentation allowing MWI to expand from a regional player to the largest US nationwide animal health distributor by expanding the sales force along with developing the corporate account team, restructuring and revitalizing the equine team and re-shaping the telesales team. Mr. Breithaupt spent his career working for Fortune 500 animal health companies - Bristol Myers, Johnson & Johnson and Wyeth - where he held various sales and marketing roles. At Wyeth/Fort Dodge Animal Health, he developed a distributor strategy and implemented the first MAP pricing model into the animal health industry. He has also served as the Chairman of the Animal Health Corridor; the Corridor brings the global animal health industry together around shared priorities with the goal of working collaboratively and speaking with one voice to advance the industry. Growing up in the veterinarian industry as the son of a prominent veterinarian, gave him great insight when launching his career into animal health. Mr. Breithaupt has seen the transformation of the animal-human bond, and it continues to make him passionate about improving the lives of our pets.

“I am extremely excited to be joining such an innovative company with beneficial technology that has the capability of enhancing the lives of animals and their owners.” said Spencer Breithaupt. “With each of my meetings with management and members of the Board of Directors, I believe that PetVivo is ready to launch to new heights and believe I can make valuable contributions on their Board. I am thrilled to be appointed to the PetVivo Board of Directors and can’t wait to get to work with these visionary company leaders.”

About PetVivo Holdings, Inc.

PetVivo Holdings Inc. (NASDAQ: PETV) is an emerging biomedical device company currently focused on the manufacturing, commercialization and licensing of innovative medical devices and therapeutics for companion animals. The Company’s strategy is to leverage human therapies for the treatment of companion animals in a capital and time efficient way. A key component of this strategy is the accelerated timeline to revenues for veterinary medical devices, which enter the market much earlier than more stringently regulated pharmaceuticals and biologics.

PetVivo has a pipeline of seventeen products for the treatment of animals and people. A portfolio of nineteen patents protects the Company’s biomaterials, products, production processes and methods of use. The Company’s lead product SPRYNG™ with OsteoCushion™ technology, a veterinarian-administered, intraarticular injection for the management of lameness and other joint related afflictions, including osteoarthritis, in dogs and horses, is currently available for commercial sale.

For more information about PetVivo Holdings, Inc. and our revolutionary product, Spryng with OsteoCushion Technology, please contact info1@petvivo.com or visit https://petvivo.com/

CONTACT:

John Lai, CEO

PetVivo Holdings, Inc.

Email: info1@petvivo.com

(952) 405-6216

Forward-Looking commercial Statements:

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation the Company’s proposed development and commercial timelines, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning the Company’s business are described in detail in the Company’s Annual Report on Form 10-K for the year ended March 31, 2022 and other periodic and current reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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